UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 9, 2006
AETHER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)
(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 9, 2006, Mr. Robert D’Loren was appointed by the Board of Directors of Aether Holdings, Inc. (the “Company”) to become President of the Company effective immediately. Prior to this appointment, the office of president was vacant. Mr. D’Loren will serve as the President of the Company until the earlier of the date (i) Mr. D’Loren resigns from such position, (ii) Mr. D’Loren is removed, with or without cause, by the affirmative vote of the majority of the Board of Directors at any regular or special meeting thereof, and (iii) of the next regular meeting of the Company’s Board of Directors. Since June 6, 2006, Mr. D’Loren has served as the Company’s Chief Executive Officer and has been a director on the Company’s Board of Directors.
All other information concerning Mr. D’Loren and his relationship with the Company has been reported previously on Form 8-K filed on June 7, 2006, and Form 10-Q filed on August 4, 2006.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 14, 2006.

AETHER HOLDINGS, INC.

/s/ David C. Reymann By: David C. Reymann
Its: Chief Financial Officer